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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2002
Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)
Registrant's telephone number, including area code: (615) 373-9600

ITEM 5.    OTHER EVENTS

        On October 23, 2002, Community Health Systems, Inc. announced the operating results for the third quarter and nine months ended September 30, 2002.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

  99.1
  Press release of Community Health Systems, Inc. dated October 23, 2002

ITEM 9.    REGULATION FD DISCLOSURE

        On October 23, 2002, the Company issued a press release announcing its third quarter and nine months ended September 30, 2002 operating results. A copy of the press release is attached hereto as Exhibit 99.1 and the contents of the exhibit are incorporated herein by reference.

        The following table sets forth selected information concerning the projected annual consolidated operating results of Community Health Systems, Inc. (the "Company") for the year ending December 31, 2003. These projections for 2003 are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

        The following is provided as guidance to analysts and investors:

Year Ending December 31, 2003 Projection Range:
Net operating revenue (in millions)	$2,450 to $2,500
EBITDA (in millions)	$420 to $428
Net income per share—diluted	$1.20* to $1.24*
Acquisitions of new hospitals	3 to 4
Weighted average diluted shares (in millions)	110*

*
The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation will cause a $0.01 actual decrease in the reported net income per share. Accordingly, for purposes of providing guidance, we have assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the number of weighted average diluted shares).

The following assumptions were used in developing the above guidance:

  •
  The potential acquisition of seven West Tennessee hospitals from Methodist Healthcare of Memphis, Tennessee, as announced on September 26, 2002, has not been assumed completed for purposes of preparing the 2003 projection range. This transaction is subject to the completion and execution of a definitive agreement.

  •
  Interest rates will not change significantly from levels as of September 30, 2002 during 2003.

  •
  Capital expenditures for 2003 will generally grow consistent with our revenue growth.

        The projections set forth in the preceding table constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company can not give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the

Company's expected results to differ materially from those expressed in this filing. These factors include, among other things:

  •
  general economic and business conditions, both nationally and in the regions in which we operate;

  •
  demographic changes;

  •
  existing governmental regulations and changes in, or the failure to comply with, governmental regulations or our corporate compliance agreement;

  •
  legislative proposals for healthcare reform;

  •
  our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

  •
  changes in inpatient or outpatient Medicare and Medicaid payment levels;

  •
  uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

  •
  liability and other claims asserted against us;

  •
  availability of insurance coverage and increases in costs to obtain coverage;

  •
  competition;

  •
  our ability to attract and retain qualified personnel, including physicians;

  •
  trends toward treatment of patients in less acute healthcare settings;

  •
  changes in medical or other technology;

  •
  changes in generally accepted accounting principles;

  •
  the availability and terms of capital to fund additional acquisitions or replacement facilities; and

  •
  our ability to successfully acquire and integrate additional hospitals.

        The quarterly and year-to-date consolidated operating results for the quarter and nine months ended September 30, 2002, are not necessarily indicative of the results that may be expected for any future quarter or for any future fiscal year.

        The Company cautions that the annual projection for 2003 set forth on the preceding page is given as of the date hereof based on currently available information. The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2002	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ WAYNE T. SMITH
Wayne T. Smith Chairman of the Board President and Chief Executive Officer (principal executive officer)
	By:	/s/ W. LARRY CASH
W. Larry Cash Executive Vice President and Chief Financial Officer (principal financial officer)
	By:	/s/ T. MARK BUFORD
T. Mark Buford Vice President and Corporate Controller (principal accounting officer)

        Index to Exhibits Filed with the Current Report on Form 8-K Dated October 23, 2002

Exhibit Number	Description
99.1	Press Release dated October 23, 2002

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SIGNATURES